                                                                    EXHIBIT 4.15

                               THIRD AMENDMENT TO
                 DEBTOR IN POSSESSION REVOLVING CREDIT AGREEMENT

         This Third Amendment (this "AMENDMENT"), dated as of September 27, 2002, is by and among (a) NationsRent, Inc., a Delaware corporation and a debtor and a debtor in possession and its Subsidiaries party to the Credit Agreement (as defined below), each as a debtor and a debtor in possession (collectively, the "BORROWERS"), (b) the financial institutions referred to in the Credit Agreement as Banks (collectively, the "BANKS"), (c) Fleet National Bank, a national banking association, as administrative agent for the Banks (in such capacity, the "ADMINISTRATIVE AGENT"), and Wachovia Bank, National Association (f/k/a First Union National Bank), as syndication agent for the Banks (in such capacity, the "SYNDICATION AGENT" and together with the Administrative Agent, the "AGENTS"). Capitalized terms used herein unless otherwise defined herein shall have the respective meanings set forth in the Credit Agreement (as hereinafter defined).

          WHEREAS, the Borrowers, the Banks and the Agents are parties to that certain Debtor in Possession Revolving Credit Agreement, dated as of December 18, 2001, as amended by the First Amendment to Debtor in Possession Revolving Credit Agreement and to Security Agreement, dated as of January 31, 2002, and the Second Amendment to Debtor In Possession Revolving Credit Agreement, dated as of June 28, 2002 (as heretofore amended, the "CREDIT AGREEMENT"); and

         WHEREAS, the Borrowers, the Banks and the Agents wish to make certain amendments and other modifications to the Credit Agreement as provided herein;

         NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. AMENDMENT TO SECTION 1.1 OF THE CREDIT AGREEMENT. Section 1.1 of the Credit Agreement is hereby amended as follows:


         (a) The following sentence is hereby added to the definition of "Capital Expenditures" in Section 1.1 of the Credit Agreement:

         "For purposes of the financial covenant set forth in ss. 12.2, "Capital Expenditures" shall not include inventory or equipment disposed of in exchange for inventory or equipment acquired by the Borrowers pursuant to the Exchange Agent Agreement."

         (b) The definition of "Commitment Reserve" in Section 1.1 of the Credit Agreement is hereby amended and restated as follows:

         "Commitment Reserve. The sum of Two Million Dollars ($2,000,000)."

         (c) The following definition is hereby added to Section 1.1 of the Credit Agreement in the proper alphabetic sequence:

         "Exchange Agent Agreement. The Exchange Agent Agreement, dated as of September 6, 2002, between Ritchie Bros. Auctioneers (America) Inc. and the Parent."

         (d) The reference to "December 18, 2002" in the definition of "Termination Date" in Section 1.1 of the Credit Agreement is hereby deleted and replaced with "December 31, 2002."

         (e) The definition of "Total Commitment" in Section 1.1 of the Credit Agreement is hereby deleted and replaced in its entirety with the following:

         "Total Commitment. An aggregate outstanding amount not to exceed (i) prior to November 30, 2002, the sum of $55,000,000, and (ii) on and after November 30, 2002, the sum of $50,000,000. If the Commitments are terminated pursuant to the provisions of this Credit Agreement, the Total Commitment shall be zero."

         (f) The following definition is hereby added to Section 1.1 of the Credit Agreement in the proper alphabetic sequence:

         "Form Master Financing Agreement. That certain form of Master Inventory Financing, Security, and Settlement Agreement, which is attached as Exhibit F hereto."

2. AMENDMENT TO SECTION 2.1 OF THE CREDIT AGREEMENT. Section 2.1 of the Credit Agreement is hereby amended by adding the following sentence after the first sentence of such section:

         "In addition to the foregoing limitations, unless the Required Banks consent in writing, outstanding Loans to the Borrowers under this Credit Agreement shall not exceed the amounts set forth below during the periods set forth below:

                  Period                                                         Amount
                  ------                                                       -----------
                  September 27, 2002 to September 30, 2002                     $ 7,500,000
                  October 1, 2002 to November 2, 2002                          $26,000,000
                  November 3, 2002 to November 30, 2002                        $20,000,000
                  December 1, 2002 to December 31, 2002                        $14,000,000"

3. AMENDMENT TO SECTION 10.14(D) OF THE CREDIT AGREEMENT. Section 10.14(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(d) The Borrowers, at their sole cost and expense, shall obtain and deliver to the Agents and the Banks (i) by October 20, 2002, a desktop fair market value appraisal of the Borrowers' rental equipment to which the Borrowers hold fee title, which appraisal shall be adjusted where appropriate on the basis of the then concluded field sampling fair market value appraisal by Ritchie Brothers, Inc. of the rental equipment leased by the Borrowers, and (ii) by November 30, 2002, a fair market value appraisal of such rental equipment owned by the Borrowers, which appraisal includes the results of a field sampling of such rental equipment and the size and scope of which sampling shall be acceptable to the Administrative Agent. The Administrative Agent, in its sole and absolute discretion, may extend any of the dates set forth in the foregoing sentence. The appraisals shall be conducted by Ritchie Brothers, Inc. or another appraiser acceptable to the Administrative Agent and shall follow methodologies and be delivered in forms acceptable to the Administrative Agent. The Borrowers, at their sole cost and expense, shall provide to the Agents and the Banks such supplemental appraisal related information and follow up appraisals as the Administrative Agent may from tune to time reasonably request. The Administrative Agent shall be entitled to share all such appraisals and appraisal related information with the Prepetition Agents and the Prepetition Lenders."

4. AMENDMENT TO SECTION 10.18 OF THE CREDIT AGREEMENT. Section 10.18 of the Credit Agreement is hereby deleted in entirety and replaced with "ss. 10.18. [Intentionally Omitted]."

5. AMENDMENT TO SECTION 11.1(E) OF THE CREDIT AGREEMENT. Section 11.1(e) of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "(e)(i) purchase money Indebtedness incurred by any of the Borrowers in the ordinary course of business consistent with past practices in an aggregate amount not to exceed $10,000,000, (ii) Indebtedness arising from the consignment of Inventory to any of the Borrowers hi an aggregate amount not to exceed $5,000,000; provided, that the sum of all amounts outstanding under clauses (i) and (ii) shall not exceed an aggregate amount of $12,000,000 at any time; and (iii) to the extent that the Administrative Agent has consented thereto, Indebtedness incurred by any of the Borrowers, on terms and conditions substantially similar to those set forth in the Form Master Financing Agreement, with respect to inventory or equipment that was subject to Indebtedness or an operating lease described on Schedule 11.1(e) hereto; and"

6. AMENDMENT TO SECTION 11.5.2 OF THE CREDIT AGREEMENT. Section 11.5.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "None of the Borrowers will become a party to or agree to or effect any disposition of assets, other than, so long as no Default or Event of Default has occurred and is continuing, (a) true leases of Inventory,
         (b) sales of Specified Resale Inventory, (c) dispositions of equipment or inventory by the Borrowers pursuant to the Exchange Agent Agreement, and (d) up to the total sum of $12,000,000 of dispositions of other assets, in each case in the ordinary course of business consistent with past practices and for reasonably equivalent value."

7. AMENDMENT TO SECTION 11.15 OF THE CREDIT AGREEMENT. The "or" at the end of subsection (g) of Section 11.15 is hereby deleted and the "." at the end of subsection (h) is hereby deleted and replaced with ", or." The following text is added immediately after such "or" in Section 11.15(h) of the Credit Agreement and before the text "None of the Borrowers shall file" appearing in Section 11,15 of the Credit Agreement:

         "(i) of Indebtedness incurred pursuant to Section ll.l(e)(iii) of this Agreement (including, without limitation, the incurrence of such Indebtedness)."

8. AMENDMENT TO SECTION 12 OF THE CREDIT AGREEMENT. Section 12 of the Credit Agreement is hereby amended and restated in its entirety as follows:

         "12. FINANCIAL COVENANTS OF THE BORROWERS. Each of the Borrowers covenants and agrees that, so long as any Loan, Reimbursement Obligation, Letter of Credit or Note is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue, extend or renew any Letter of Credit:

         12.1 MINIMUM ADJUSTED CONSOLIDATED EBITDA. The Borrowers will not cause or permit Adjusted Consolidated EBITDA for each period indicated in the table below to be less than the amount set forth in the table opposite such period.


                  One month period ending
                  September 30,2002                            $ 2,889,000

                  Two month period ending
                  October 31, 2002                             $ 7,984,000

                  Three month period ending
                  November 30, 2002                            $10,129,000


         12.2 CAPITAL EXPENDITURES. The Borrowers will not cause or permit the aggregate amount of Capital Expenditures of the Borrowers made for any month indicated in the table below to be greater than the amount set forth in the table opposite such month; provided, however, that to the extent that the Borrowers' actual Capital Expenditures for any given month are less than the maximum permitted Capital Expenditures for such given month (with such difference being referred to as the "CAPEX CARRY-FORWARD)", then the maximum permitted Capital Expenditures for the next month will be increased by the amount of such CapEx Carry-Forward.


                  September 2002                           $5,000,000
                  October 2002                             $2,000,000
                  November 2002                            $1,500,000
                  December 2002                            $  725,000"

9.       AMENDMENT TO SECTION 15.1 OF THE CREDIT AGREEMENT.

         (a) Clause (s) of Section 15.1 is amended by deleting the "or" after the word "Orders".

         (b) Clause (t) of Section 15.1 of the Credit Agreement is hereby amended and restated as follows:

                  "(t) Clark Ogle shall cease to serve as the Chief Executive Officer of the Company for any reason, unless, within thirty (30) days following the date on which he ceases to serve, a new permanent chief executive officer has been appointed and is serving who is reasonably acceptable to the Agents;".

         (b) Section 15.1 of the Credit Agreement is hereby further amended by adding the following subsections after subsection (t):

                  "(u) the Bankruptcy Court shall not have entered by October 11, 2002 (i) an order, in form and substance satisfactory to the Administrative Agent, approving the engagement by the Parent of an investment banking firm of nationally recognized standing satisfactory to the Administrative Agent to explore a capital transaction for the Borrowers or (ii) an order, in form and substance satisfactory to the Administrative Agent, approving the payment of the amendment fee to be paid to the Banks pursuant to the Third Amendment to the Debtor In Possession Revolving Credit Agreement, dated as of September 27, 2002, among the Administrative Agent, the Banks and the Borrowers and any other provisions of such amendment requiring approval of the Bankruptcy Court;

                  (v) the Parent shall fail: (i) to have distributed an offering book to potential investors by October 15, 2002, (ii) to have established a deadline no later than November 20, 2002 for receiving initial indications of interest from one or more potential investors, or (iii) to have established a deadline no later than December 15, 2002 for receiving a letter of intent or other similar expression of intent; or

                  (w) the Borrowers shall fail to have received a financing commitment from one or more institutional lenders satisfactory to the Administrative Agent, upon terms satisfactory to the Administrative Agent, by December 15, 2002;"

         Section 15.1 of the Credit Agreement is hereby further amended by the adding the following sentence to the end of such section:

         "The Administrative Agent, in its sole and absolute discretion, may (i) extend any of the dates set forth in subsections (u), (v) and (w) above or (ii) waive any of the Events of Default in subsections (u), (v) or
         (w)."

10. AMENDMENT TO SECTION 17.1 TO THE CREDIT AGREEMENT. Section 17.1 of the Credit Agreement is hereby amended by adding subsection (e) below:

         "(e) With respect to the equipment and inventory subject to leases and indebtedness set forth on Schedule ll.l(e) hereto, the Banks hereby authorize the Administrative Agent to execute in it capacity as administrative agent on behalf of the Banks intercreditor acknowledgments, substantially in the form attached to the Form Master Financing Agreement, which acknowledgements will subordinate the security interest of the Administrative Agent in such equipment and inventory in accordance with the terms thereof."

11. AMENDMENT TO SECTION 27 TO THE CREDIT AGREEMENT. Section 27 of the Credit Agreement is hereby amended by adding to the first sentence of the such section after the first appearance of the words the "Credit Agreement" and before the "," thereafter the following words: ", including, without limitation, the last sentence of ss. 15.1".

12. SCHEDULES AND EXHIBITS TO THE CREDIT AGREEMENT. The Schedules to the Credit Agreement are hereby amended by adding Schedule ll.l(e) to this Amendment as "Schedule 1 l.l(e)" to the Credit Agreement. The Exhibits to the Credit Agreement are hereby amended by adding Exhibit F attached hereto to the Credit Agreement as "Exhibit F."

13. AMENDMENT FEE. The Borrowers shall pay to the Administrative Agent, for the benefit of the Banks executing this Amendment, an amendment fee (the "Amendment Fee") in the amount of 0.50% of the Total Commitment as of the date hereof ($55,000,000), upon entry by the Bankruptcy Court of an order, in form and substance satisfactory to the Administrative Agent, approving the payment of the Amendment Fee and any other provisions of this Amendment requiring approval by the Bankruptcy Court. The Amendment Fee shall be allocated among the Banks executing this Amendment pro rata based on their respective Commitment Percentages. The full amount of the Amendment Fee shall be fully earned by the applicable Banks upon the execution by the Borrowers, the Required Banks and the Administrative Agent of this Amendment, and shall not be subject to refund, rebate or forgiveness under any circumstance.

14. WAIVER. The Banks and the Agents hereby agree to waive all Defaults and Events of Defaults by the Borrowers prior to the date hereof to the extent that such Defaults or Events of Default were expressly referred to as Defaults or Events of Default in and subject to any forbearance agreements (collectively, the "Forbearance Agreements") previously executed by the Agents and the Required Banks.

15. CONDITIONS TO EFFECTIVENESS. This Amendment shall not become effective unless on or prior to 5:00 p.m. Boston time, on September 27, 2002:

                  (i) the Administrative Agent shall have received this Amendment duly executed and delivered by the Borrowers, the Administrative Agent, and the Required Banks;

                  (ii) the Administrative Agent shall have received a waiver, in form and substance satisfactory to the Administrative Agent, duly executed and delivered by the requisite Prepetition Lenders providing for the deferral of adequate protection payments equivalent to interest on the Prepetition Lender Debt;

                  (iii) the Banks shall have received a modification to the Borrowers' business plan, satisfactory to the Banks, addressing cash conservation measures being undertaken by the Borrowers;

                  (iv) the Borrowers shall have paid to the Administrative Agent, for the ratable accounts of the Banks, the balance of any interest and fees owing at the rate set forth in ss. 7.5 of the Credit Agreement; and

                  (v) the Borrowers shall have filed a motion, in form and substance satisfactory to the Administrative Agent, in the Bankruptcy Court seeking entry of an order approving the payment of the Amendment Fee and any other provisions of this Amendment requiring approval of the Bankruptcy Court.

16. REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Agents and the Banks as follows:

(a) The representations and warranties of such Borrower contained in the Credit Agreement, the other Loan Documents, or in any document or instrument delivered pursuant to or in connection with the Credit Agreement were true when made and, after taking into consideration this Amendment, continue to be true on the date hereof (except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement, the other Loan Documents and this Amendment and changes occurring in the ordinary course of business which singly or in the aggregate are not materially adverse, or to the extent that such representations and warranties related solely and expressly to an earlier date);

(b) The execution, delivery, and performance by each Borrower of this Amendment and the consummation of the transactions contemplated hereby: (i) are within the corporate powers of such Borrower; (ii) have been duly authorized by all necessary corporate proceedings on the part of such Borrower; (iii) do not require any approval, consent of, or filing with, any governmental agency or authority, or any other person, association or entity, which bears on the validity of this Amendment and which is required by law or the regulation or rule of any agency or authority, or other person, association or entity, subject to the approval of the Bankruptcy Court to the extent required; (iv) do not conflict with or result in any breach or contravention of any provision of law, statute, rule, or regulation to which any Borrower is subject or any judgment, order, writ, injunction, license, or permit applicable to such Borrower, subject to the approval of the Bankruptcy Court to the extent required; (v) do not conflict with any provision of the corporate charter or bylaws of such Borrower; and (vi) do not conflict with any provision of any agreement or other instrument binding upon such Borrower in a manner which is reasonably likely to have a material adverse effect on the Borrowers taken as a whole; and

(c) This Amendment, the Credit Agreement (as amended hereby), and the other Loan Documents constitute the legal, valid, and binding obligations of each Borrower, enforceable against each Borrower in accordance with their respective terms, subject to the approval of the Bankruptcy Court to the extent required, provided that: (i) enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general application affecting the rights and remedies of creditors, and (ii) enforcement may be subject to general principles of equity, and the availability of the remedies of specific performance and injunctive relief may be subject to the discretion of the court before which any proceeding for such remedies may be brought.

17. RATIFICATION. Each of the Borrowers hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement (as amended hereby), and the other Loan Documents to which such Borrower is a party; each of the Borrowers hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the grant of a security interest under the Security Documents in all of the existing and after-acquired or arising goods, accounts, chattel paper, investment property, documents, instruments, commercial tort claims, deposit accounts, letter-of-credit rights, general intangibles and other personal property assets in which any of the Borrowers has ownership or other rights, together with any and all Uniform Commercial Code financing statements and other instruments or documents previously executed or filed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Administrative Agent for the benefit of the Banks and the

Administrative Agent. To the extent that it has not already done so, each Borrower hereby waives all suretyship defenses of whatsoever nature, whether arising out of either Agent's or any Bank's dealings with any other Borrower in respect of the Credit Agreement, any other Loan Document or otherwise.

18. EXECUTION IN COUNTERPARTS; DELIVERY BY FACSIMILE. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. This Amendment, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each party forever waives such defense.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date set forth above.

THE BORROWERS:

NATIONSRENT, INC.
NRGP, INC.
NATIONSRENT USA, INC.
NATIONSRENT WEST, INC.
NATIONSRENT TRANSPORTATION SERVICES, INC.
NR DELAWARE, INC.
LOGAN EQUIPMENT CORP.
NR DEALER, INC.
NR FRANCHISE COMPANY
BDK EQUIPMENT COMPANY, INC., each as a
debtor and a debtor in possession

By: /s/ Ezra Shashoua
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

NATIONSRENT OF TEXAS, LP
NATIONSRENT OF INDIANA, LP, each as a debtor and a debtor in possession

By:   NRGP, Inc., its general partner

By: /s/ Ezra Shashoua
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

THE BANKS:

FLEET NATIONAL BANK,
individually and as Administrative Agent

By:    /s/ Peter Haley
   ------------------------------------------
Name:      Peter Haley
     ----------------------------------------
Title:     Authorized Officer
      ---------------------------------------


WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), individually and as Syndication Agent

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


GENERAL ELECTRIC CAPITAL CORPORATION


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

GOLDMAN SACHS CREDIT PARTNERS, LP

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

THE BANKS:

FLEET NATIONAL BANK,
individually and as Administrative Agent


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), individually and as Syndication Agent

By:      /s/ Tom Bohrer
   ------------------------------
Name:        Tom Bohrer
     ----------------------------
Title:       Director
      ---------------------------


GENERAL ELECTRIC CAPITAL CORPORATION

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


GOLDMAN SACHS CREDIT PARTNERS, LP

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

THE BANKS;

FLEET NATIONAL BANK,
individually and as Administrative Agent


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), individually and as Syndication Agent

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


GENERAL ELECTRIC CAPITAL CORPORATION

By:     /s/ Jeff Fitty
    --------------------------------------
Name:       Jeff Fitty
     -------------------------------------
Title:      Senior Risk Manager
      ------------------------------------


GOLDMAN SACHS CREDIT PARTNERS, LP

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

THE BANKS:

FLEET NATIONAL BANK,
individually and as Administrative Agent


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


WACHOVIA BANK, NATIONAL ASSOCIATION (f/k/a First Union National Bank), individually and as Syndication Agent


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------


GENERAL ELECTRIC CAPITAL CORPORATION


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------



GOLDMAN SACHS CREDIT PARTNERS, LP

By: /s/ Tracy McCaffrey
   ---------------------------------------
Name:   Tracy McCaffrey
     -------------------------------------
Title:      Tracy McCaffrey
      ------------------------------------
          Authorized Signatory

SENIOR DEBT PORTFOLIO

By: Boston Management and Research,
      as Investment Advisor

By:      /s/ Scott H. Page
   ---------------------------------------
Name:        Scott H. Page
     -------------------------------------
Title:       Vice President
      ------------------------------------


GRAYSON & CO.

By:  Boston Management and Research,
       as Investment Advisor

By:      /s/ Scott H. Page
   ---------------------------------------
Name:        Scott H. Page
     -------------------------------------
Title:       Vice President
      ------------------------------------


GMAC COMMERCIAL CREDIT LLC

By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

EATON VANCE INSTITUTIONAL SENIOR LOAN FUND

By:  Eaton Vance Management,
         as Investment Advisor

By:      /s/ Scott H. Page
   ---------------------------------------
Name:        Scott H. Page
     -------------------------------------
Title:       Vice President
      ------------------------------------